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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Alkermes, Inc. of our report dated February 19, 2003 with respect to the financial statements of Reliant Pharmaceuticals, LLC as of and for the year ending December 31, 2002, included in Alkermes, Inc.'s Form 10-K for the year ended March 31, 2003.

/s/ Ernst & Young LLP
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MetroPark, New Jersey
October 1, 2003